Exhibit 99.1

CONTACT

Boyd Douglas

President and Chief Executive Officer

(251) 639-8100

CPSI COMPLETES ACQUISITION OF HEALTHLAND

MOBILE, ALA. (January 8, 2016) – Computer Programs and Systems, Inc. (NASDAQ:CPSI), a leading provider of healthcare information solutions to rural and community hospitals, today announced that it has completed its acquisition of Healthland Holding Inc. and its affiliates, Healthland Inc., American HealthTech, Inc. and Rycan Technologies, Inc., for approximately $250 million. The combined company will support approximately 1,250 acute care facilities and over 3,300 post-acute care facilities, have annual revenues of $300 million, and have more than 1,900 employees.

“We are pleased to have completed the acquisition and are excited to begin the process of integrating operations,” said Boyd Douglas, president and chief executive officer of CPSI. “With this acquisition, CPSI now has a presence in well over 1,200 rural and community hospitals. Further, with the addition of American HealthTech post-acute care customers, CPSI will now be servicing the IT needs of approximately 24% of the long-term care market. As we proceed with the integration, we look forward to leveraging the synergies of the combined company to expand our product and service offerings, realize greater opportunities for growth, and solidify our position as the leading supplier of systems and services to the community hospital and post-acute care market.”

In connection with the acquisition, CPSI entered into a $175 million senior secured credit facility with Regions Capital Markets, a division of Regions Bank, and Wells Fargo Bank, N.A., as Joint Lead Arrangers, with Regions Bank serving as Administrative Agent. The credit agreement provides for (a) a five-year $125 million term loan facility, and (b) a five-year revolving credit facility of $50 million. On January 8, 2016, CPSI borrowed the full $125 million under the term loan facility and $25 million under the revolving credit facility to complete the acquisition of Healthland and to pay related fees and expenses.

CPSI’s financial advisor in this transaction was Allen & Company LLC, and Maynard, Cooper & Gale, P.C. and Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal counsel to CPSI. Shearman & Sterling LLP served as legal counsel to Healthland.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals and post-acute care facilities. Founded in 1979, CPSI is the parent of five companies – Evident, LLC, TruBridge, LLC, Healthland Inc., American HealthTech, Inc., and Rycan Technologies, Inc. Evident provides comprehensive EHR solutions and services for community hospitals. TruBridge focuses exclusively on providing business, consulting, and managed IT services to community healthcare organizations, regardless of their IT vendor. Healthland provides integrated technology solutions and services to rural community and critical access hospitals. American HealthTech is one of the nation’s largest providers of financial and clinical technology solutions and services for post-acute care facilities. Rycan provides revenue cycle management workflow and automation software to hospitals, healthcare systems, and skilled nursing organizations. For more information, visit www.cpsi.com, www.evident.com, www.trubridge.com, www.healthland.com, www.healthtech.net, or www.rycan.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the anticipated benefits of the acquisition of Healthland Holding Inc. and certain of its affiliates (“Healthland”) and the expected combined operations of CPSI and Healthland. As such, they are subject to the occurrence of many events outside CPSI’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Risks include, without limitation, risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not occur; unexpected costs, liabilities, charges or expenses resulting from the merger; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company; disruption from the acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the impact of the issuance of CPSI’s common stock as consideration for the transaction on CPSI’s current holders of common stock, including dilution of their ownership and voting interests; CPSI’s significantly increased level of indebtedness as a result of the transaction, which could limit CPSI’s operating flexibility and opportunities; the inability to retain key personnel; and the possibility that if the combined company does not achieve the perceived benefits of the acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of CPSI’s common stock could decline. Numerous other risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Such factors include: overall business and economic conditions affecting the healthcare industry; government regulation of the healthcare and health insurance industries; government regulation of CPSI’s products and customers, including changes in healthcare policy affecting Medicare and Medicaid reimbursement rates and qualifying technological standards; potential effects of the federal healthcare reform legislation enacted in 2010, and implementing regulations, on the businesses of CPSI’s hospital customers; funding uncertainties associated with and potential expenditures required by the American Recovery and Reinvestment Act of 2009 in connection with the adoption of EHR; saturation of CPSI’s target market and hospital consolidations; changes in customer purchasing priorities, capital expenditures and demand for information technology systems; competition with companies that have greater financial, technical and marketing resources than CPSI has; failure to develop new technology and products in response to market demands; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; failure of CPSI’s products to function properly resulting in claims for medical losses; changes in accounting principles generally accepted in the United States; breaches of security and viruses in CPSI’s systems resulting in customer claims against CPSI and harm to CPSI’s reputation; potential intellectual property claims against CPSI; general economic conditions, including changes in financial and credit markets that may affect the availability and cost of credit to CPSI or CPSI’s customers; interruptions in CPSI’s power supply and/or telecommunications capabilities and other risk factors described from time to time in CPSI’s public releases and reports filed with the Securities and Exchange Commission, including but not limited to, CPSI’s most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents CPSI’s outlook only as of this date, and CPSI undertakes no obligation to update or revise any forward-looking statements to reflect events or development after the date of this press release.